UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PIONEER BANKSHARES, INC
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note

The purpose of this amendment to the definitive proxy statement (“Proxy Statement”) of Pioneer Bankshares, Inc. as previously filed with the Securities and Exchange Commission on April 14, 2011, is to correct information provided on page 12 of the Proxy Statement in the beneficial ownership table. The information being revised relates to the total number of shares being held by the Principal Stockholder, the total percentage ownership of this individual, and the related information as disclosed in footnote 5.

The corrected information has been updated appropriately and is reflected in the attached document, which shall serve as a replacement for page 12 of the Proxy Statement previously filed.

OWNERSHIP OF COMPANY COMMON STOCK

The following table provides as of April 4, 2010, certain information with respect to the beneficial ownership of the Company’s common stock for (i) each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) the directors and director nominees of the Company, (iii) the executive officer named in the Summary Compensation Table in this Proxy Statement, and (iv) all directors, director nominees and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Directors and Officers:
Patricia G. Baker	15,892	(2)(3)	1.53%
Robert E. Long	20,925	(3)	2.02%
Harry F. Louderback	21,640	(2)(3)	2.09%
E. Powell Markowitz	5,310	(3)	*
Kyle L. Miller	16,530	(2)(3)	1.60%
James F. Printz	23,700	(2)(3)	2.29%
Mark N. Reed	9,440	(2)(3)	*
Thomas R. Rosazza	17,067	(2)	1.65%
David N. Slye	5,925	(3)	*

Executive officers who are not directors (as a group)	1,122		*
All directors and executive officers as a group	137,551	(4)	13.21%

Principal Stockholder:
Richard T. Spurzem	103,856	(5)	10.03	%(6)
P.O. Box Drawer R
Charlottesville, Virginia 22903

*	Indicates less than 1% beneficial ownership.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.
(2)	Includes shares held by close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mrs. Baker, 3,245 shares; Mr. Louderback, 650 shares; Mr. Miller, 5,690 shares; Mr. Printz, 300; Mr. Reed, 4,960; and Mr. Rosazza, 9,182.
(3)	Includes shares of unexercised stock options directly owned as follows: Mrs. Baker, 700 shares; Mr. Long, 700 shares; Mr. Louderback, 700 shares; Mr. Markowitz, 700 shares; Mr. Miller, 700 shares; Mr. Reed, 700 shares; and Mr. Slye, 700 shares.
(4)	Includes 5,600 shares of unexercised stock options directly owned; 24,027 shares held by close relatives and children; and shares held jointly with spouses or as custodians or trustees.
(5)	Based on the most recent information available as derived from a Form 4 filed with the Securities and Exchange Commission on June 2, 2009, including 400 shares held by Sandbox, LLC, of which Mr. Spurzem is the designated manager.
(6)	Percentage ownership of the principal stockholder is calculated based on the total number of outstanding shares of common stock as of the record date.

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